SECURITIES ISSUANCE AGREEMENT

THIS SECURITIES ISSUANCE AGREEMENT is made on the 23rd  day of April 2009, by and among Cellynx Group, Inc., a Nevada corporation (the “Company”), Dollardex Group Corp., a company organized under the laws of Panama or its assigns, (“Investor”), Robert Legendre, a natural person (“Legendre”), Tareq Risheq, a natural person (“Risheq”), and for purposes of Section 1.3(c) only, Daniel Ash (“Ash”), a natural person, and Norm Collins (“Collins”), a natural person.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Securities Issuance; Separation.

1.1           Sale of Securities.

(a)           Subject to the terms and conditions of this Agreement, the Investor agrees, to purchase at the Closing or pursuant to Section 1.3 and the Company agrees to sell and issue to the Investor at the Closing or pursuant to Section 1.3, that number of shares of the Company’s common stock (“Common Stock” or “Shares”) and warrants to purchase that number of Shares at $0.10 per share (“Warrants” and together with the Shares, the “Securities”), set forth opposite the Investor’s name on Schedule A hereto for the purchase price set forth thereon.  The Investor shall purchase an aggregate of 2,785,000 shares of common stock and 2,785,000 warrants for an aggregate purchase price of $278,500.

1.2           Closing.

(a)           Closings.  The purchase and sale of the Securities shall be made through several closings.

(b)           First Closing.  The first closing in the aggregate amount of at least $40,000 shall take place at 10:00 am on or prior to April 23, 2009 at the offices of Richardson & Patel LLP at 10900 Wilshire Boulevard, Los Angeles, California or at such other time and place the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the “First Closing”).  The Investor has already advanced $78,500 to the Company.  At the First Closing, the Company shall deliver to Investors certificates representing the Securities that such Investor is purchasing.

(c)           Subsequent Closings.  Subject to the terms and conditions of this Agreement, at each subsequent closing (“Subsequent Closing,” and along with the First Closing, generically referred to as, a “Closing”), the Company will sell to the Investor and the Investor will purchase from the Company additional Securities  in installments.  Each Subsequent Closing shall take place at 10:00 a.m. local time on or about the business day on the conditions in Section 4 applicable to such Subsequent Closing have been fulfilled or waived or at such other time and date as the Company and the Investor shall mutually agree.  Each Subsequent Closing shall occur in accordance with Schedule A, subject to a 10-day grace period for the purchase of the Securities if requested by Investor.

1.3           Separation.

(a)           Legendre.  Upon execution of this Agreement, Legendre hereby resigns as Executive Chairman and director of the Company (and any other officer positions at the Company) and hereby cancels all options to purchase Shares that were originally granted by the Company to him.  In exchange for cancelling the options and as payment in full for all services rendered to the Company in any capacity, the Company shall issue Legendre 2,000,000 Shares which shall be delivered after Legendre has tendered his option to the Company.  Legendre agrees that these 2.0 million Shares shall be subject to the Lock-up Agreement executed by Legendre and the Company on or about June 2008.

(b)           Risheq.  Upon execution of this Agreement, Risheq hereby resigns any and all officer positions of the Company that he holds but will remain as a director  and hereby cancels all options to purchase Shares that were originally granted to him.  In exchange for cancelling the options and for payment in full for all services rendered to the Company in any capacity, the Company shall issue Risheq 1,500,000 Shares.  Risheq agrees that these 1.5 million Shares shall be subject to the Lock-up Agreement executed by Risheq and the Company on or about June 2008.  (Risheq, Legendre and Investor shall generically be referred to as, “Holders”).

(c)           Replacement Personnel.  Following execution of this Agreement, Ash, Risheq and Collins agree to appoint Don Wright as a director of the Company.  Ash, Risheq and Collins acknowledge that they have discussed Mr. Wright’s directorship appointment and reviewed his employment history, education and other relevant background and believe such an appointment would be in the best interests of the Company’s shareholders.  Within 30 days of this Agreement, Investor shall propose another designee to serve on the Company’s Board of Directors.  Ash, Risheq and Collins agree not to unreasonably withhold their support and approval of such designee.  Notwithstanding the foregoing, Ash, Risheq and Collins may withhold their appointment of Wright or any Investor designee as a director if they in their good faith believe that such appointment would not be in the best interest of the Company and its shareholders.

2.           Representations and Warranties of the Company.  As of the date of this Agreement, or such other date as set forth therein, the Company hereby represents and warrants to the Investor that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2           Capitalization and Voting Rights.  As of December 31, 2008, the number of authorized Shares and the number of outstanding Shares as of such date, were described in the Company’s latest Form 10-Q filed with the Securities and Exchange Commission (“Form 10-Q”).

(a)           The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(b)           There are no options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock other than as reported in the Company’s Form 10-Q or other filings with the Securities and Exchange Commission (“SEC”).  The Company has reserved such number of shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company’s stock option plan.  The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the issuance of additional securities of the Company, or voting or giving of written consents with respect to any security or by a director of the Company other than as described in the Company’s filings with the SEC.

2.3           Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4           Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Common Stock being sold hereunder has been taken or will be taken prior or subsequent to the Closing.  This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws.

2.5           Valid Issuance of Common Stock.  The Common Stock (including Common Stock subject to the Warrants) that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

2.6           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Form D under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), which filing will be effected within the time prescribed by law, and (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.7           Offering.  Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Act or other applicable blue sky laws.  Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.           Representations and Warranties of the Holder.  Each Holder hereby represents, warrants and covenants that:

3.1           Authorization.  Such Holder has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

3.2           Acquisition Entirely for Own Account.  This Agreement is made with such Holder in reliance upon such Holder’s representation to the Company, which by such Holder’s execution of this Agreement such Holder hereby confirms, that the Securities will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, such Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3           Disclosure of Information.  Such Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock.  Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Holder to rely thereon.

3.4           Investment Experience.  Such Holder is an Holder in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.  If other than an individual, such Holder also represents it has not been organized for the purpose of acquiring the Common Stock.

3.5           Accredited Holder.  Such Holder is an “accredited Holder” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6           Restricted Securities.  Such Holder understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Common Stock must be held indefinitely.  In this connection, such Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.

3.7           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(a)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           (i)  Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a summary of the circumstances surrounding the proposed disposition sufficient for the Company to determine if the transaction complies with applicable securities laws, and (ii) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c)           Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Holder that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

3.8           Legends.  It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)           “These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

3.9           Tax Advisors.  Such Holder has reviewed with such Holder’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement.  Each such Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Holder (and not the Company) shall be responsible for such Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.      Conditions of Investor’s Obligations at each Closing.  The obligations of the Investor under Sections 1.2 and 1.3 of this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the respective Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such  Closing.

5.           Conditions of the Company’s Obligations at each Closing.  The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

5.1           Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2           Payment of Purchase Price.  The Investor shall have delivered the purchase price specified in Section 1.2 or 1.3, as applicable.

6.           Miscellaneous.

6.1           Survival.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

6.6           Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.8           Effect of Amendment or Waiver.  The Investor acknowledges that by the operation of Section 7.7 hereof the holders of a majority of the Common Stock sold pursuant to this Agreement will have the power to diminish or eliminate all rights of such Investor under this Agreement.

6.9           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10           Aggregation of Stock.  All shares of the Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.11           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Securities Issuance Agreement as of the date first above written.

CELLYNX GROUP, INC.

	By:	/s/ Daniel Ash
Daniel Ash, President

Address:

DOLLARDEX GROUP CORP.

	By:	/s/ Dan Bland
Dan Bland, President

Address:	5535 peregrine way
Blaine, WA 98230

ROBERT LEGENDRE

	By:	/s/ Robert Legendre

Address:

TAREQ RISHEQ

	By:	/s/ Tareq Risheq

Address:

For purposes of Section 1.3 (c):

DANIEL ASH

	By:	/s/ Daniel Ash

Address:

NORM COLLINS

	By:	/s/ Norm Collins

Address:

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